SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2005

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On November 14, 2005, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of ARAMARK Corporation (the “Company”) adopted rules and procedures for the Company’s Restricted Stock Units (“RSUs”) and stock options granted under the Company’s 2001 Equity Incentive Plan to replace the forms of agreements (for RSUs) and rules and procedures (for options) that were previously filed with the Securities and Exchange Commission. The revisions were primarily adopted to comply with the deferred compensation rules pursuant to Section 409A of the Internal Revenue Code and proposed regulations issued thereunder. The description of the revised rules and procedures for RSUs pursuant to the Company’s Management Stock Purchase Program and for standalone RSUs and stock options does not purport to be complete and is qualified in its entirety by reference to the rules and procedures attached hereto as exhibits 10.1, 10.2 and 10.3, which are incorporated herein by reference.

On November 14, 2005, the Compensation Committee also approved increases to the annual base salaries, effective January 1, 2006, for the following Executive Officers of the Company. The amounts of the increased base salaries of such Named Executive Officers are as follows:

Named Executive Officer	2006 Base Salary
L. Frederick Sutherland	$600,000
Bart J. Colli	$525,000
Timothy P. Cost	$500,000
Lynn B. McKee	$500,000

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Rules and Procedures for Restricted Stock Units Granted Under the ARAMARK 2001 Equity Incentive Plan – Management Stock Purchase Program Awards.

10.2	Rules and Procedures for Restricted Stock Units Granted Under the ARAMARK 2001 Equity Incentive Plan.

10.3	Certificate of Grant and Rules and Procedures for Non-Qualified Stock Option Award Granted Under the ARAMARK 2001 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 18, 2005	By:	/s/ L. Frederick Sutherland
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Rules and Procedures for Restricted Stock Units Granted Under the ARAMARK 2001 Equity Incentive Plan – Management Stock Purchase Program Awards.

10.2	Rules and Procedures for Restricted Stock Units Granted Under the ARAMARK 2001 Equity Incentive Plan.

10.3	Certificate of Grant and Rules and Procedures for Non-Qualified Stock Option Award Granted Under the ARAMARK 2001 Equity Incentive Plan.